UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): July 20, 2005

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its regularly scheduled meeting on July 20, 2005, the Board of Directors of Modine Manufacturing Company (the “Company”) unanimously approved changes to the Company’s bylaws, effective as of July 20, 2005. These amendments are the result of the Board’s overall review of the Company’s corporate governance practices, and are intended to generally update certain provisions of the Company’s bylaws. Also as part of the overall review of the Company’s corporate governance practices, the Board of Directors recommended and the stockholders approved amended and restated Articles of Incorporation at the annual meeting of stockholders on July 20, 2005, as described in the definitive proxy statement for the annual meeting of stockholders filed with the SEC on June 15, 2005. Following is a summary of material changes to the Company’s bylaws:

•	provisions regarding routine corporate matters, such as the Company’s offices, its registered agents and its corporate records are now set forth in the bylaws;
•	specific procedures have been established for stockholders owning 10% or more of the outstanding common stock to demand that a special meeting of stockholders be called;
•	the general stockholder voting standard of “a majority of the votes cast” set forth in the Wisconsin Business Corporation Law (the “WBCL”) has been adopted in the bylaws;
•	advance notice bylaw provisions have been adopted;
•
the bylaws have been revised to generally track and expand upon the provisions and procedural requirements set forth in the WBCL relating to the indemnification of directors and officers. The indemnification provisions provided for in the bylaws obligate the Company to indemnify directors and officers to the maximum extent permitted by the WBCL; and

•	a provision has been added to provide for the operation of the Company in the case of an emergency.

The foregoing summary is qualified in its entirety by reference to the bylaws, a copy of which is included as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
3.2	Bylaws of Modine Manufacturing Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D.B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D.R. Zakos Vice President, General Counsel and Secretary

Date: July 20, 2005

EXHIBIT INDEX

Exhibit Number	Description
3.2	Bylaws of Modine Manufacturing Company